EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-133946 and No. 333-132181) and S-8 (No. 333-132170, No. 333-123171, No. 333-117619, No. 333-143303, and No. 333-147064) of NetLogic Microsystems, Inc. of our report dated March 13, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 13, 2008